INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-03853 on Form S-8, No. 333-31973 on Form S-3, No. 333-08269 on Form S-3 and
No. 333-09187 on Form S-4 of PhyMatrix Corp. of our report dated April 14, 1997 (except for Note 7, which is dated April 23, 1997) (relating to the financial statements of Clinical Studies Ltd.) appearing in this Form 8-K Current Report of PhyMatrix Corp.

SANSIVERI, KIMBALL & McNAMEE, L.L.P.
Providence, Rhode Island
October 2, 1997